Exhibit 99

News Release

For further information contact:

Investor Relations:

Brian Turcotte

901.597.3282

Brian.Turcotte@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports Preliminary

Third-Quarter 2014 Financial Results

•                 Revenue increased 8 percent to $664 million, with growth in each reportable segment

•                 Including a loss on extinguishment of debt of $65 million and consulting agreement termination fees of $21 million, reported a net loss of $4 million or $0.03 per diluted share

•                 Adjusted net income(1) of $61 million or $0.45 per diluted share versus $32 million or $0.35 per diluted share

•                 Adjusted EBITDA(2) increased $29 million or 22 percent to $157 million

MEMPHIS, TENN, — October 30, 2014  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced preliminary unaudited third-quarter 2014 results. The company reported third-quarter 2014 revenue of $664 million, an increase of 8 percent compared to the same period in 2013.

The company reported a third-quarter 2014 net loss of $4 million, or $0.03 per diluted share, which included a loss on extinguishment of debt of $65 million and consulting agreement termination fees of $21 million in conjunction with the initial public offering,  versus net income of $45 million, or $0.49 per diluted share for the third quarter of 2013.

The company reported third-quarter 2014 adjusted net income(1) of $61 million, or $0.45 per diluted share, versus $32 million, or $0.35 per share, in the same period in 2013.  Earnings per share and other share data for the third-quarter 2014 and nine months ended September 30, 2014 contained in this release reflect the 41.3 million shares issued by the company on July 1, 2014, in conjunction with its initial public offering.

The company reported third-quarter 2014 Adjusted EBITDA(2) of $157 million, an increase of $29 million or 22 percent compared to the same period in 2013. The increase was primarily driven by the impact of higher revenue, operating cost savings and the transition of certain costs to TruGreen Holding Corporation, which the company spun-off on January 14, 2014. A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA are set forth below in this press release.

“Terminix and American Home Shield both reported revenue and Adjusted EBITDA growth in the third quarter of 2014 versus prior year,” said Rob Gillette, ServiceMaster’s chief executive officer. “Based on our strong third-quarter 2014 operating performance, we’re increasing our current projection for full-year 2014 Adjusted EBITDA to a range of $543 million to $548 million, with revenue projected to be in the range of $2,445 million to $2,455 million.”

In addition, ServiceMaster announced today that it has realigned its Franchise Services Group under the leadership of American Home Shield president Mark Barry. Barry will lead both American Home Shield and the Franchise Services Group as group president, though the two businesses will continue to report financial results separately. Marty Wick, American Home Shield vice president of operations, has been named president of the Franchise Services Group reporting to Mark. “Mark has done a great job leading American Home Shield and we believe the realignment will allow us to accelerate top- and bottom-line growth of both American Home Shield and the Franchise Services Group,” said Gillette. “Marty is a strong leader whose process improvement mindset, versatile background and people management skills make him a great choice to lead our franchise businesses.”

Preliminary Consolidated Performance

	Three Months Ended September 30,				Nine Months Ended September 30,
$ millions	2014	2013	B/(W)		2014	2013	B/(W)
Revenue	$664	$615	$49		$1,880	$1,760	$120
YoY growth			7.9%				6.8%
SG&A	(176)	(181)	5		(505)	(527)	22
% of revenue	26.6%	29.4%	2.8	pts	26.9%	29.9%	3.0	pts
(Loss) Income from Continuing Operations before Income Taxes	(5)	35	(40)		48	88	(40)
% of revenue	(0.8)%	5.8%	(6.6)	pts	2.5%	5.0%	(2.5)	pts
(Loss) Income from Continuing Operations	(3)	23	(26)		22	44	(22)
% of revenue	(0.4)%	3.8%	(4.2)	pts	1.1%	2.5%	(1.4)	pts
Net (Loss) Income	(4)	45	(49)		(76)	(489)	413
% of revenue	(0.5)%	7.3%	(7.8)	pts	(4.1)%	(27.8)%	23.7	pts
Adjusted Net Income(1)	61	32	29		135	73	62
% of revenue	9.2%	5.3%	3.9	pts	7.2%	4.2%	3.0	pts
Adjusted EBITDA(2)	157	128	29		443	361	82
% of revenue	23.7%	20.8%	2.9	pts	23.6%	20.5%	3.1	pts
Pre-Tax Unlevered Free Cash Flow(3)	121	85	36		386	322	64

Preliminary Information for Continuing Operations

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
		B/(W)	Adjusted	B/(W)			B/(W)	Adjusted	B/(W)
$ millions	Revenue	vs. PY	EBITDA	vs. PY		Revenue	vs. PY	EBITDA	vs. PY
Terminix	$353	$19	$77	$12		$1,049	$37	$248	$25
YoY growth / % of revenue		5.8%	21.8%	2.3	pts		3.7%	23.6%	1.5	pts
American Home Shield	245	26	61	7		637	69	144	30
YoY growth / % of revenue		12.0%	24.9%	0.3	pts		12.2%	22.6%	2.5	pts
Franchise Services Group	64	3	19	(1)		189	14	58	1
YoY growth / % of revenue		6.2%	30.2%	(3.1)	pts		8.0%	30.7%	(2.0)	pts
Other Operations & HQ(4)	2	—	(1)	10		5	(1)	(7)	27
Total	$664	$49	$157	$29		$1,880	$120	$443	$82
YoY growth / % of revenue		7.9%	23.7%	2.9	pts		6.8%	23.6%	3.1	pts

Terminix

Terminix, which provides termite and pest control services to residential and commercial customers and distributes pest control products, reported a 6 percent revenue increase in the third quarter of 2014 compared to the third quarter of 2013.  The revenue increase was primarily driven by improved price realization in both termite and pest control and new product introductions.

Adjusted EBITDA increased 18 percent or $12 million versus prior year, driven primarily by higher revenue conversion and increased production labor and overhead efficiency.

American Home Shield

American Home Shield, which provides home warranties for household systems and appliances, reported a 12 percent revenue increase in the third quarter of 2014 compared to the third quarter of 2013, driven by the acquisition of Home Security of America, Inc. (“HSA”), higher customer counts and favorable product mix.

Adjusted EBITDA increased 13 percent or $7 million versus prior year, primarily reflecting the flow-through effect of the higher revenue, a decrease in contract claims and increased operating efficiencies, offset, in part, by an increase in administrative costs as a result of the HSA acquisition and incremental marketing investments in the direct to consumer channel.

Franchise Services Group

The Franchise Services Group, which provides residential and commercial disaster restoration, janitorial, residential cleaning, furniture repair and home inspection services, reported a 6 percent revenue increase in the third quarter of 2014 compared to the third quarter of 2013.  The revenue increase was driven primarily by an increase in janitorial national accounts.

Adjusted EBITDA decreased 3 percent or $1 million versus prior year, primarily reflecting the mix impact of higher growth in janitorial national accounts and general and administrative expense timing.

Other Operations and Headquarters

Adjusted EBITDA improved $10 million versus prior year, primarily reflecting the transition of certain costs to TruGreen and other cost reductions.

Cash Flow

For the nine months ended September 30, 2014, net cash provided from operating activities from continuing operations increased $5 million to $132 million compared to $127 million for the nine months ended September 30, 2013.

Net cash used for investing activities from continuing operations was $51 million for the nine months ended September 30, 2014, compared to $81 million for the nine months ended September 30, 2013.

Pre-tax unlevered free cash flow(3) was $386 million for the nine months ended September 30, 2014, compared to $322 million for the nine months ended September 30, 2013.

Net cash used for financing activities from continuing operations was $274 million for the nine months ended September 30, 2014, compared to $60 million for the nine months ended September 30, 2013.  On July 1, 2014, in conjunction with the company’s initial public offering, the company received proceeds of $1,825 million from the new term loan facility and $663 million of net proceeds related to the issuance of common stock in the offering.  Also, in connection with the initial public offering, principal payments on debt of $2,660 million were made from such proceeds and available cash, and $42 million of available cash was used to pay debt issuance costs of $24 million and to pay the original issue discount of $18 million in connection with the new term loan facility.

Other Matters

In connection with the partial redemption of the 8% Notes and 7% Notes and the repayment of the old term loan facilities, the company recorded a loss on extinguishment of debt of $65 million in the third quarter of 2014, which included the pre-payment premiums on the 8% Notes and 7% Notes of $17 million and $18 million, respectively, and the write-off of $30 million of debt issuance costs.

Third-Quarter 2014 Earnings Conference Call

The company will discuss its third-quarter 2014 operating results during a conference call at 8 a.m. central time today,  October 30, 2014. To participate on the conference call, interested parties should call 800.706.9302 (or international participants, 303.223.2688). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page at www.servicemaster.com.

The call will be available for replay until November 29, 2014. To access the replay of this call, please call 800.633.8284 and enter reservation number 21737347 (international participants: 402.977.9140, reservation number 21737347). Or you can review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 7,000 company-owned, franchised and licensed locations. The company’s portfolio of well-recognized brands includes Terminix (termite and pest control), American Home Shield (home warranties), ServiceMaster Restore (disaster restoration), ServiceMaster Clean (janitorial), Merry Maids (residential cleaning), Furniture Medic (furniture repair) and AmeriSpec (home inspections). The company serves approximately 5 million residential and commercial customers through an employee base of approximately 13,000 company associates and a franchise network that independently employs an estimated 33,000 additional people. The company is headquartered in Memphis, Tenn.  Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or facebook.com/TheServiceMasterCo.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with, restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which are not measures of financial condition or profitability. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See Non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted net income and Pre-Tax Unlevered Free Cash Flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income (loss) from continuing operations before: amortization expense; non-cash impairment of software and other related costs; non-cash impairment of property and equipment; consulting agreement termination fees; restructuring charges; management and consulting fees; loss on extinguishment of debt; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; non-cash impairment of software and other related costs; non-cash impairment of property and equipment; non-cash stock-based compensation expense; restructuring charges; management and consulting fees; consulting agreement termination fees; provision (benefit) for income taxes;  loss on extinguishment of debt; and interest expense.  The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Pre-Tax Unlevered Free Cash Flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: cash paid for interest expense; call premium paid for retirement of debt; premium received on issuance of debt; cash paid for income taxes, net of refunds; cash paid for restructuring charges; cash paid for management and consulting fees; cash paid for consulting agreement termination fees; cash paid for impairment of software and other related costs; and gain on sales of marketable securities, (ii) less property additions.

(4)The Other Operations and Headquarters segment includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the remainder of the company’s headquarters functions not allocated to the business segments.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$664	$615	$1,880	$1,760
Cost of services rendered and products sold	344	324	983	924
Selling and administrative expenses	176	181	505	527
Amortization expense	13	13	39	38
Impairment of software and other related costs	—	—	47	—
Consulting agreement termination fees	21	—	21	—
Restructuring charges	1	1	7	4
Interest expense	49	63	171	186
Interest and net investment income	—	(2)	(7)	(6)
Loss on extinguishment of debt	65	—	65	—
(Loss) Income from Continuing Operations before Income Taxes	(5)	35	48	88
(Benefit) Provision for income taxes	(3)	12	26	43
(Loss) Income from Continuing Operations	(3)	23	22	44
(Loss) income from discontinued operations, net of income taxes	(1)	22	(98)	(533)
Net (Loss) Income	$(4)	$45	$(76)	$(489)
Total Comprehensive (Loss) Income	$(8)	47	(82)	(488)
Weighted-average common shares outstanding - Basic	133.2	91.3	105.8	91.6
Weighted-average common shares outstanding - Diluted	133.2	91.5	106.7	92.4
Basic (Loss) Earnings Per Share:
(Loss) Income from Continuing Operations	$(0.02)	0.25	0.20	0.48
(Loss) income from discontinued operations, net of income taxes	(0.01)	0.24	(0.93)	(5.82)
Net (Loss) Income	(0.03)	0.49	(0.72)	(5.33)
Diluted (Loss) Earnings Per Share:
(Loss) Income from Continuing Operations	$(0.02)	0.25	0.20	0.48
(Loss) income from discontinued operations, net of income taxes	(0.01)	0.24	(0.92)	(5.77)
Net (Loss) Income	(0.03)	0.49	(0.72)	(5.29)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except per share data)

	As of	As of
	September 30,	December 31,
	2014	2013
Assets:
Current Assets:
Cash and cash equivalents	$275	$484
Marketable securities	22	27
Receivables, less allowances of $28 and $26, respectively	477	394
Inventories	38	39
Prepaid expenses and other assets	53	56
Deferred customer acquisition costs	38	30
Deferred taxes	107	107
Assets of discontinued operations	—	76
Total Current Assets	1,010	1,213
Property and Equipment:
At cost	363	381
Less: accumulated depreciation	(228)	(204)
Net Property and Equipment	135	177
Other Assets:
Goodwill	2,067	2,018
Intangible assets, primarily trade names, service marks and trademarks, net	1,706	1,721
Notes receivable	24	22
Long-term marketable securities	90	122
Other assets	44	49
Debt issuance costs	35	41
Assets of discontinued operations	—	542
Total Assets	$5,112	$5,905
Liabilities and Shareholder’s Equity:
Current Liabilities:
Accounts payable	$96	$92
Accrued liabilities:
Payroll and related expenses	71	70
Self-insured claims and related expenses	95	78
Accrued interest payable	11	51
Other	50	55
Deferred revenue	511	448
Liabilities of discontinued operations	8	139
Current portion of long-term debt	39	39
Total Current Liabilities	880	972
Long-Term Debt	3,020	3,867
Other Long-Term Liabilities:
Deferred taxes	746	712
Liabilities of discontinued operations	—	162
Other long-term obligations, primarily self-insured claims	139	169
Total Other Long-Term Liabilities	885	1,043
Commitments and Contingencies
Shareholder’s Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 140,987,217 shares issued and 133,349,047 outstanding at September 30, 2014 and 98,915,432 shares issued and 91,669,470 outstanding at December 31, 2013)	2	1
Additional paid-in capital	2,197	1,523
Retained deficit	(1,750)	(1,390)
Accumulated other comprehensive income	(1)	7
Less common stock held in treasury, at cost (7,638,170 shares at September 30, 2014 and 7,245,962 shares at December 31, 2013)	(122)	(118)
Total Shareholder’s Equity	327	23
Total Liabilities and Shareholder’s Equity	$5,112	$5,905

SERVICEMASTER GLOBAL HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2014	2013
Cash and Cash Equivalents at Beginning of Period	$484	$418
Cash Flows from Operating Activities from Continuing Operations:
Net Loss	(76)	(489)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	98	533
Depreciation expense	36	35
Amortization expense	39	38
Amortization of debt issuance costs	6	7
Impairment of software and other related costs	47	—
Loss on extinguishment of debt	65	—
Call premium paid on retirement of debt	(35)	—
Deferred income tax provision	19	34
Stock-based compensation expense	5	3
Gain on sales of marketable securities	(4)	(1)
Other	3	2
Change in working capital, net of acquisitions:
Receivables	(62)	(53)
Inventories and other current assets	(7)	(14)
Accounts payable	11	28
Deferred revenue	36	30
Accrued liabilities	(4)	7
Accrued interest payable	(40)	(30)
Accrued restructuring charges	—	(3)
Current income taxes	(5)	(3)
Net Cash Provided from Operating Activities from Continuing Operations	132	127
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(29)	(38)
Sale of equipment and other assets	2	1
Other business acquisitions, net of cash acquired	(52)	(22)
Notes receivable, financial investments and securities, net	30	(22)
Net Cash Used for Investing Activities from Continuing Operations	(51)	(81)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	1,825	1
Payments of debt	(2,687)	(32)
Discount paid on issuance of debt	(18)	(12)
Debt issuance costs paid	(24)	(6)
Contribution to TruGreen Holding Corporation	(35)	—
Repurchase of common stock and RSU vesting	(5)	(14)
Issuance of Common Stock	671	4
Net Cash Used for Financing Activities from Continuing Operations	(274)	(60)
Cash Flows from Discontinued Operations:
Cash used for operating activities	(11)	(23)
Cash used for investing activities	(2)	(20)
Cash used for financing activities	(3)	(9)
Net Cash Used for Discontinued Operations	(15)	(52)
Cash Decrease During the Period	(208)	(66)
Cash and Cash Equivalents at End of Period	$275	$352

The following table presents reconciliations of (Loss) Income from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2014	2013	2014	2013
(Loss) Income from Continuing Operations	$(3)	$23	$22	$44
Amortization expense	13	13	39	38
Impairment of software and other related costs	—	—	47	—
Consulting agreement termination fees	21	—	21	—
Restructuring charges	1	1	7	4
Management and consulting fees	—	2	4	5
Loss on extinguishment of debt	65	—	65	—
Tax impact of adjustments	(36)	(6)	(69)	(18)
Adjusted Net Income	$61	$32	$135	$73

The following table presents reconciliations of Net Cash (Used for) Provided from Operating Activities from Continuing Operations to Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2014	2013	2014	2013
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	$(17)	$3	$132	$127
Cash paid for interest expense	82	91	199	207
Call premium paid on retirement of debt	35	—	35	—
Cash paid for income taxes, net of refunds	2	1	11	12
Cash paid for restructuring charges	2	2	7	7
Cash paid for management and consulting fees	—	2	4	5
Cash paid for consulting agreement termination fees	21	—	21	—
Cash paid for impairment of software and other related costs	—	—	3	—
(Loss) Gain on sales of marketable securities	(1)	—	4	1
Property additions	(3)	(15)	(29)	(38)
Pre-Tax Unlevered Free Cash Flow	$121	$85	$386	$322

The following table presents reconciliations of Adjusted EBITDA to (Loss) Income from Continuing Operations for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2014	2013	2014	2013
Terminix	$77	$65	$248	$223
American Home Shield	61	54	144	114
Franchise Services Group	19	20	58	57
Other Operations and Headquarters	(1)	(11)	(7)	(34)
Adjusted EBITDA	$157	$128	$443	$361

Depreciation and amortization expense	(25)	(25)	(76)	(74)
Non-cash impairment of software and other related costs	—	—	(47)	—
Non-cash stock-based compensation expense	(2)	(2)	(5)	(3)
Restructuring charges	(1)	(1)	(7)	(4)
Management and consulting fees	—	(2)	(4)	(5)
Consulting agreement termination fees	(21)	—	(21)	—
Benefit (provision) for income taxes	3	(12)	(26)	(43)
Loss on extinguishment of debt	(65)	—	(65)	—
Interest expense	(49)	(63)	(171)	(186)
Other	1	(1)	—	(1)
(Loss) Income from Continuing Operations	$(3)	$23	$22	$44

The table below presents selected operating metrics related to customer counts and customer retention on a rolling, twelve-month basis for our contracted customers in our Terminix and American Home Shield segments.

	As of September 30,
	2014	2013
Terminix—
Growth (Reduction) in Pest Control Customers	0.2%	(1.1)%
Pest Control Customer Retention Rate	80.2%	79.4%
Reduction in Termite Customers	(2.6)%	(2.4)%
Termite Customer Retention Rate	84.7%	85.3%
American Home Shield—
Growth (Reduction) in Home Warranties(1)	13.4%	(0.4)%
Customer Retention Rate(1)	75.4%	74.0%

__________________________________

(1)As of September 30, 2014, excluding the impact of the HSA acquisition, the growth in home warranties and the customer retention rate for our American Home Shield segment was 3.4 percent and 75.7 percent, respectively.

Terminix Segment

Revenue by service line is as follows:

			% of
	Three Months Ended		Operating
	September 30,		Revenue
(In millions)	2014	2013	2014
Pest Control	$202	$192	57%
Termite	133	122	38%
Other	18	20	5%
Total revenue	$353	$334	100%

Termite renewal revenue comprised 50 percent and 51 percent of total termite revenue for the three months ended September 30, 2014 and September 30, 2013, while the remainder consisted of termite new unit revenue.

Franchise Services Group Segment

Revenue by service line is as follows:

			% of
	Three Months Ended		Operating
	September 30,		Revenue
(In millions)	2014	2013	2014
Royalty Fees	$30	$30	47%
Company-Owned Merry Maids Branches	16	16	25%
Janitorial National Accounts	10	6	16%
Sales of Products	5	6	8%
Other	3	3	5%
Total revenue	$64	$61	100%